EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

	Subsidiary Name	Jurisdiction of Incorporation
DeVry Education Group Inc.
Subsidiaries:	DeVry University, Inc.(11)	Illinois
	DeVry/New York, Inc.	Delaware
	DeVry Medical International, Inc.	New York
	Dominica Services, Inc.(1)	Delaware
	Ross University Services Inc.(1)	Delaware
	International Education Holdings, Inc.(2)(11)	Delaware
	Becker Professional Development Corporation	Delaware
	Falcon Physician Reviews, Inc.(3)	Texas
	DeVry/Becker Educational Development Corp.	Delaware
	Newton Becker Limited(4)	Hong Kong
	Becker CPA Review Limited(4)	Israel
	Chamberlain College of Nursing and Health Sciences, Inc.	Delaware
	Chamberlain College of Nursing, LLC(5)	Delaware
	Advanced Academics Inc.	Delaware
	Heartland Health Science University, Inc.	Idaho
	College Finance Corporation	Arizona
	U.S. Education Corporation (d/b/a: Carrington Colleges Group, Inc.)(11)	Delaware
	DeVry Online Services, LLC	Delaware
	AUC School of Medicine, B.V.	St. Maarten
DeVry University, Inc.
Subsidiaries:	DeVry Educational Development Corp.	Delaware
	DeVry Canada, LLC	Delaware

International Education Holdings, Inc.
Subsidiaries:	Global Education International	Barbados
	Ross University Management, Inc.(6)	St. Lucia
	Ross University School of Medicine, School of Veterinary Medicine Limited(7)	Dominica
	Ross University School of Medicine, School of Veterinary Medicine (St. Kitts) Limited(7)	St. Kitts
	Ross (Bahamas) Ltd. (7)	Bahamas
	Global Education International BV	The Netherlands
	DeVry Educacional do Brasil, S/A (8)(9)	Brazil
	Centro Baiano de Ensino Superior Ltda (10)	Brazil
	Academia Baiana de Ensino Pesquisa e Extensão Ltda(10)	Brazil
	Faculdade Boa Viagen S/A(10)	Brazil
	Sociedade de Educacão do Vale do Ipojuca(10	Brazil
	Sociedade Educacional do Paraiba Ltda(10)	Brazil
	Grupo de Ensino Superior do Piaui S/C Ltd. (10)	Brazil
	Becker Professional Development International Limited (8)	United Kingdom

Becker Professional Development International Limited
Subsidiaries:	Portdawn Services Limited	British Virgin Islands
	International Financial Reporting Solutions	United Kingdom
	International Accounting Solutions Limited	United Kingdom
	Accountancy Tuition Centre (Professional Training Club) Limited	United Kingdom
	Accountancy Tuition Centre (Poland) Limited	United Kingdom
	Accountancy Tuition Centre (Kazakstan) Limited	United Kingdom
	Accountancy Tuition Centre (International) Limited	United Kingdom
	Accountancy Tuition Centre (Hungary) Limited	United Kingdom
	Accountancy Tuition Centre (Ukraine)	United Kingdom
	Accountancy Tuition Centre, Ukraine	Ukraine
U.S. Education Corporation (d/b/a: Carrington College)
Subsidiaries:
	American Institute of Health Technology	Idaho
	EdCOA, Inc.	California
	Carrington College, Inc.	Arizona

(1) Subsidiary	of DeVry Medical International, Inc.
(2) 1%	owned by DeVry Education Group Inc. and 99% owned by Ross University Services, Inc.
(3) Subsidiary	of Becker Professional Development Corporation.
(4) Subsidiary	of DeVry/Becker Educational Development Corp.
(5) Subsidiary	of Chamberlain College of Nursing and Health Sciences, Inc.
(6) Subsidiary	of Global Education International, a Barbados company
(7) Subsidiary	of Ross University Management, Inc.
(8) Subsidiary	of Global Education International BV, a Netherlands company
(9)	96.301% owned by Global Education International BV
(10)	Subsidiary of DeVry Educacional do Brasil, S/A
(11)	Subsidiaries of DeVry University, Inc., International Education Holdings, Inc. and U.S. Education Corporation are listed below.